As filed with the Securities and Exchange Commission on July 20, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-0787377 (I.R.S. Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of Principal Executive Offices)	85260 (Zip Code)
JDA Software Group, Inc.
2005 Performance Incentive Plan
(Full Title of the Plan)
Hamish Brewer, Chief Executive Officer
JDA Software Group, Inc.
14400 North 87th Street
Scottsdale, Arizona 85260-3649
(480) 308-3000
(Name, Address and Telephone
Number, including Area Code, of Agent for Service)

With a copy to:
Steven D. Pidgeon
DLA Piper LLP (US)
2525 East Camelback Road
Suite 1000
Phoenix, Arizona 85016
(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities	to be	Offering	Aggregate	Registration
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee
Common stock, $0.01 par value	2,000,000	$15.43	$30,860,000	$1,722

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of JDA Software Group, Inc. common stock, $0.01 par value, on July 14, 2009, as reported by the Nasdaq Global Market.

EXPLANATORY NOTE
     JDA Software Group, Inc. (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which are authorized for issuance under the JDA Software Group, Inc. 2005 Performance Incentive Plan, as amended (the “Incentive Plan”). The Company filed a Registration Statement on Form S-8 (File No. 333-128255) with the Securities and Exchange Commission (the “Commission”) on September 12, 2005 registering 1,000,000 shares of Common Stock that were authorized for issuance under the Incentive Plan. A total of 847,000 shares issuable under the Incentive Plan were previously registered for offer or sale under the JDA Software Group, Inc. 1996 Stock Option Plan, 1996 Outside Directors Stock Option Plan and 1998 Nonstatutory Plan.
     Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 2,000,000 shares of Common Stock that are authorized for issuance under the Incentive Plan. Pursuant to such Instruction E, the contents of the Registration Statements on Form S-8 (File No. 333-128255) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 20, 2009.

JDA SOFTWARE GROUP, INC.
By:	/s/ Hamish N.J. Brewer
Hamish N.J. Brewer
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of JDA Software Group, Inc, a Delaware corporation (the “Company”), hereby constitute and appoint Hamish N. J. Brewer and G. Michael Bridge and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Company, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of common stock, par value $0.01, of the Company and other securities that are the subject of this Registration Statement (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James D. Armstrong James D. Armstrong	Chairman of the Board of Directors	July 20, 2009

/s/ Hamish N. J. Brewer Hamish N. J. Brewer	President and Chief Executive Officer (Principal Executive Officer)	July 20, 2009

/s/ David Alberty David Alberty	Vice President of Accounting, Finance and Treasury (Principal Financial and Accounting Officer)	July 20, 2009

Signature	Title	Date

/s/ Orlando Bravo Orlando Bravo	Director	July 20, 2009

/s/ J. Michael Gullard J. Michael Gullard	Director	July 20, 2009

/s/ Douglas G. Marlin Douglas G. Marlin	Director	July 20, 2009

/s/ Jock Patton Jock Patton	Director	July 20, 2009

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Third Restated Certificate of Incorporation of the Company (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed on November 12, 2002).

3.2	First Amended and Restated Bylaws of the Company (incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, as filed on August 14, 1998).

5.1	Opinion of DLA Piper LLP (US), counsel for the Company (filed herewith).

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included in signature page to this Registration Statement).

99.1	2005 Performance Incentive Plan (incorporated by reference to Appendix B of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2005).

99.2	First Amendment to the 2005 Performance Incentive Plan (incorporated by reference to Appendix B of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2007).

99.3	Second Amendment to the 2005 Performance Incentive Plan (incorporated by reference to Schedule A of the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2009).